UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

FREQUENCY ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FREQUENCY ELECTRONICS, INC.
55 Charles Lindbergh Boulevard
Mitchel Field, New York 11553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 26, 2007

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. will be held at the offices of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York, 11553, on the 26th day of September 2007, at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

2.	To consider and act upon ratifying the appointment of Holtz Rubenstein Reminick LLP as independent auditors for the fiscal year commencing May 1, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 24, 2007, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

/s/ HARRY NEWMAN
HARRY NEWMAN
Secretary

Mitchel Field, New York
August 24, 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

FREQUENCY ELECTRONICS, INC.
55 Charles Lindbergh Boulevard
Mitchel Field, New York 11553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 26, 2007

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the "Company"), for use at the Annual Meeting of Stockholders to be held at the office of the Company, 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, on the 26th day of September 2007, at 10:00 A.M., Eastern Daylight Savings Time, or any adjournment or adjournments thereof. This Proxy Statement together with the accompanying Proxy card was first mailed to shareholders on or about August 24, 2007. Only stockholders of record as of the close of business on August 24, 2007 are entitled to notice of, and to vote at, the meeting.

The Board may use the services of the Company's directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by filing a later dated proxy or by appearing at the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a proxy. Dissenters are not entitled by law to appraisal rights.

VOTING SECURITIES

The Board has fixed the close of business on August 24, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. On August 24, 2007, the Company had outstanding 8,704,591 shares of common stock, $1.00 par value per share ("Common Stock") (excluding 459,349 treasury shares), each of which entitled the holder to one vote. No shares of preferred stock were outstanding as of such date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Broker non-votes also will be counted for the purpose of determining the presence of a quorum.

Brokers who do not receive a stockholder's instructions are entitled to vote on the election of directors and the ratification of the independent auditors. Broker non-votes and stockholder abstentions will have no effect on the outcome of the election of directors.

It is expected that the following business will be considered at the meeting and action will be taken thereon.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, stockholders will be asked to elect six (6) directors ("Director(s)") to the Board to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Cumulative voting is not permitted. The accompanying Proxy will be voted for the election of all six of the members of the Board, each of whose principal occupations are set forth in the following table, if no direction to the contrary is given. In the event that any such nominee is unable or declines to serve, the Proxy may be voted for the election of another person in his place. The Board knows of no reason to anticipate that this will occur.

Nominees for Election as Directors

The director nominees are as follows:

Name	Principal Occupation	Age	Year First Elected Director

Joseph P. Franklin (Major General, U.S. Army – Ret.)	Chairman of the Board of Directors	73	1990

Martin B. Bloch	President, Chief Executive Officer and a Director	71	1961

Joel Girsky	President, Jaco Electronics, Inc., and a Director	68	1986

E. Donald Shapiro	Dean Emeritus, New York Law School and a Director	75	1998

S. Robert Foley, Jr. (Admiral, U.S. Navy – Ret.)	Vice President for Laboratory Management, University of California and a Director	79	1999

Richard Schwartz	Trustee, Cooper Union and a Director	71	2004

All directors hold office for a one-year period or until their successors are elected and qualified.

The Company’s Board has determined that Messrs. Foley, Girsky, Shapiro and Schwartz are “independent,” as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”). The composition of the Board, consisting of two (2) officers of the Company (Messrs. Bloch and Franklin) and the four (4) independent directors, is in full compliance with the listing requirements of the NASDAQ as required under corporate governance rules promulgated by the Securities and Exchange Commission (“SEC”).

Business Experience of Directors

MARTIN B. BLOCH, age 71, has been a Director of the Company and of its predecessor since 1961. He has served continuously since 1961 as the Company’s President and, except for December 1993 through April 1999, as its Chief Executive Officer. Previously, he served as chief electronics engineer of the Electronics Division of Bulova Watch Company.

JOSEPH P. FRANKLIN, age 73, has served as a Director of the Company since March 1990. In December 1993, he was elected Chairman of the Board and, from December 1993 through April 1999, served as Chief Executive Officer of the Company. From August 1987 to November 1993, he was the chief executive officer of Franklin S.A., a Spanish business consulting company located in Madrid, Spain, specializing in joint ventures, and was a director of several prominent Spanish companies. General Franklin was a Major General in the United States Army until he retired in July 1987.

JOEL GIRSKY, age 68, has served as a Director of the Company since October 1986. He is the president and a director of Jaco Electronics, Inc., which is in the business of distributing electronics components, and has served in such a capacity for over thirty years. Mr. Girsky is the Chairman of the Company’s Compensation Committee.

E. DONALD SHAPIRO, age 75, has been The Joseph Solomon Distinguished Professor of Law, New York Law School, since 1983 and Dean Emeritus since 2000 and was previously Dean/Professor of Law from 1973 to 1983. He was formerly a director of Loral Space & Communications, Ltd., Vasomedical, Inc., United Industrial, Kramont Realty Trust as well as several other companies. Mr. Shapiro became a member of the Board in 1998 and serves as Chairman of the Company’s Audit Committee.

S. ROBERT FOLEY, Jr., age 79, is Vice President for Laboratory Management, University of California. He served as Vice President of Raytheon International, Inc. and President of Raytheon Japan from 1995 to 1998. Admiral Foley served in the United States Navy for 35 years, including the position of Commander-In-Chief of the Pacific Fleet. Admiral Foley is also a director of INTELSAT General Corp. Admiral Foley became a member of the Board in 1999.

RICHARD SCHWARTZ, age 71, is a trustee and chairman of the Finance Committee of Cooper Union in New York City. Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK. He served in senior executive positions at ATK and predecessor companies since 1990. Prior to that Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957. Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America. Mr. Schwartz became a member of the Board in 2004.

Director Compensation:

Directors who are not officers of the Company receive an honorarium of $10,000 and $2,500 for attendance at each Board meeting or meeting of a Board committee of which he is a member ($1,500 if such attendance is telephonic). In addition, the chairman of the Audit Committee receives a stipend of $10,000. Company officers do not receive additional compensation for attendance at Board meetings or committee meetings. During fiscal year 2007, no directors were granted stock options or awards. Directors who are not officers do not participate in Company-sponsored pensions or deferred compensation programs and the Company does not have a non-equity incentive plan for either employees or directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)(2)	Total ($)
E. Donald Shapiro	$30,000	$0	$30,000
Joel Girsky	17,500	0	17,500
S. Robert Foley	17,500	0	17,500
Richard Schwartz	20,000	61,125	81,125

(1)
The amounts in this column do not represent actual cash payments but represent the fair value of stock options awarded in prior years recognized by the Company as an expense in fiscal year 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed in fiscal year 2007 were determined in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment (FAS 123R).

(2)
Each non-officer Director has received a stock option grant to acquire 30,000 shares of the Company’s stock. Except for Mr. Schwartz, all Directors were fully vested in such options prior to fiscal year 2007. The grant dates and exercise prices for these grants are listed in note (11) under the section Stock Ownership of Management and Certain Beneficial Owners beginning on page 6 of this Proxy Statement

Vote Required

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Holtz Rubenstein Reminick LLP, independent accountants, to be the Company's external auditors for the fiscal year commencing May 1, 2007, and recommends to stockholders that they vote for ratification of that appointment.
It is anticipated that a representative of Holtz Rubenstein Reminick LLP will be present at the meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table presents the aggregate fees and expenses paid or accrued by the Company for professional services rendered by Holtz Rubenstein Reminick LLP in fiscal years 2007 and 2006. Other than as set forth below, no professional services were rendered or fees billed by Holtz Rubenstein Reminick LLP during fiscal years 2007 and 2006.

Service	2007	2006
Audit Fees (1)	$254,366	$203,582
Audit-Related Fees (2)	59,992	56,301
Tax Fees (3)	41,935	34,655
All Other Fees (4)	-	-
TOTAL	$356,293	$294,538

(1)
Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements and issuance of consents and assistance with and review of documents filed with the SEC.

(2)
Other audit-related services provided by Holtz Rubenstein Reminick LLP include the annual audit of the Company’s employee benefit plans as well as accounting consultations regarding significant transactions during the fiscal year.

(3)	Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.

(4)	No other services were performed by Holtz Rubenstein Reminick LLP in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services

Prior to engaging Holtz Rubenstein Reminick LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the external auditor was compatible with the maintenance of Holtz Rubenstein Reminick LLP’s independence in the conduct of its auditing services.

The procedures used by the Audit Committee for the pre-approval of all audit and permissible non-audit services provided by the independent auditors are described below.

Before engagement of the independent auditors for the next year’s audit, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

Audit Services include audit work performed on the Company’s financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors’ tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required for the ratification of Holtz Rubenstein Reminick LLP as the Company's independent auditors for the 2008 fiscal year.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the meeting are hereinabove set forth. If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.

PROPOSALS OF STOCKHOLDERS

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2008 Annual Meeting of Stockholders must submit such proposal to the Company no later than April 25, 2008.

Assuming that the Company’s 2008 Annual Meeting of Stockholders is held on schedule, the Company must receive notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting by July 9, 2008. If the Company does not receive notice by that date, or if the Company meets certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of August 24, 2007, information concerning the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the Company's chief executive officer, chief financial officer and the Company's three most highly compensated other executive officers who were serving as executive officers at the end of the last completed fiscal year, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Holder	Number of Shares	Percent of Class (1)
DePrince Race & Zollo, Inc. (2)
201 S. Orange Ave.
Orlando, FL 32801	1,352,299	15.2%

Dimensional Fund Advisors, Inc. (3)
1299 Ocean Ave.
Santa Monica, CA 90401	629,149	7.3%

Inverness Counsel, Inc. (4)
545 Madison Ave.
New York, NY 10022	489,356	5.6%

Frequency Electronics, Inc.,
Employee Stock Ownership Plan (5)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	556,794	6.4%

Martin B. Bloch (6)(7)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	931,244	10.7%

Joseph P. Franklin (7)(8)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	161,424	1.9%

Joel Girsky (11)
c/o Jaco Electronics, Inc.
145 Oser Avenue
Hauppauge, NY 11788	55,000	*

E. Donald Shapiro (11)
10040 E. Happy Valley Road
Scottsdale, AZ 85255	33,600	*

S. Robert Foley (11)
One Lakeside Dr.
Oakland, CA 94612	30,000	*

Richard Schwartz (11)
4427 Golf Course Dr.
Westlake Village, CA 91362	20,000	*

Markus Hechler (9)(10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	103,585	1.2%

Leonard Martire (10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	60,201	*

Oleandro Mancini (10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	40,437	*

Alan Miller (10)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	45,144	*

All executive officers
and directors as a group
(17 persons) (9)(10)	1,901,591	21.8%

*designates less than one (1%) percent of issued and outstanding shares of Common Stock.

Notes:
(1)	Based on 8,704,591 shares outstanding as of August 24, 2007.

(2)
As reported in a Form 13F for the quarter ended June 30, 2007, filed by DePrince Race & Zollo, Inc., which is an investment advisor registered under the Investment Advisors Act of 1940, and provides investment advisory services on a discretionary basis to institutional clients, most of whom are pension and profit sharing plans and trusts.

(3)
As reported in a Form 13F for the quarter ended June 30, 2007, filed by Dimensional Fund Advisors Inc. (“Dimensional”), which is an investment advisor registered under the Investment Advisors Act of 1940. Per a Schedule 13G filing dated December 31, 2004, Dimensional furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. Per the Form 13F, in its role as investment advisor or manager, Dimensional possesses investment power over 629,149 shares and voting authority over 614,523 shares that are owned by such investment companies, commingled group trusts and separate accounts, and Dimensional disclaims beneficial ownership of such securities.

(4)
As reported in a Form 13F for the quarter ended June 30, 2007, filed by Inverness Counsel, Inc. (“Inverness”), which is an investment advisor registered under the Investment Advisors Act of 1940. According to a Schedule 13D filing dated December 30, 1997, Inverness originally purchased 854,100 shares of Common Stock for and on behalf of clients of Inverness, in the ordinary course of business for investment from the personal funds of such clients. Per the Form 13F-HR, (i) Inverness has the sole power to dispose or to direct the disposition of such shares, (ii) Inverness does not possess, nor does it share, the power to vote or to direct the vote of any of such shares and (iii) various officers and directors of Inverness own 35,950 shares, and such persons individually have the exclusive right to dispose, or to direct the disposition of, or to vote, or to direct the vote of, the shares owned by them.

(5)
Includes 435,699 shares of stock held by the Frequency Electronics, Inc. ESOP Trust (the “Trust”) for the Company's Employee Stock Ownership Plan, all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers as defined on page 15); also includes 121,095 shares held by the Trust under the Company’s Stock Bonus Plan (converted by amendment to the Employee Stock Ownership Plan as of January 1, 1990).

(6)
Includes 198,000 shares issuable on the full exercise of the following options granted to Mr. Bloch: 18,000 shares granted on August 31, 1998 at an exercise price of $7.125 under the Senior ESOP, as that term is hereinafter defined, and 180,000 shares granted on March 1, 2001 at an exercise price of $13.49, per terms of Mr. Bloch’s employment agreement. (See the discussion on the Chief Executive Officer included in the Compensation Discussion and Analysis below).

(7)
Includes 16,000 shares owned by members of Mr. Bloch’s immediate family, 197,748 shares held by a partnership over which Mr. Bloch maintains discretionary control and 20,000 shares held in trust for Mr. Bloch’s wife for which General Franklin is the trustee. Mr. Bloch disclaims beneficial ownership of such shares.

(8)
Includes 61,045 shares held in a family trust and 37,255 shares in a charitable foundation over which General Franklin retains discretionary control. General Franklin disclaims beneficial ownership of such shares.

(9)	Includes shares granted to the officers of the Company pursuant to a stock purchase agreement in connection with the Company’s Restricted Stock Plan:

Name	Restricted Stock
Markus Hechler	7,500
All Officers as a Group (12 persons)	22,500

(10)
Includes the number of shares which, as at August 24, 2007, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of options; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person's having sole or shared voting powers over such shares. The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

Name	Stock Bonus Plan Shares (a)	ESOP Shares (b)	Profit Sharing Plan & Trust 401(k) (c)	ISO or NQSO or SAR Shares (d)
Martin B. Bloch	22,317	4,205	2,289	30,000
Joseph P. Franklin	-0-	4,031	93	5,000
Alan Miller	-0-	2,465	2,006	37,000
Markus Hechler	2,707	5,968	2,248	77,250
Oleandro Mancini	-0-	-0-	1,814	49,500
Leonard Martire	-0-	5,968	2,233	42,500
All Directors and Officers as a Group (17 persons)	26,060	40,320	17,762	446,750

(a)
Includes all shares allocated under the Company's Stock Bonus Plan ("Bonus Plan") to the respective accounts of the named persons, ownership of which shares is fully vested in each such person. No Bonus Plan shares are distributable to the respective vested owners thereof until after their termination of employment with the Company. As of January 1, 1990, the Bonus Plan was amended to an "Employee Stock Ownership Plan" (see footnote (b) to the table).

(b)
Includes all shares allocated under the Company's Employee Stock Ownership Plan ("ESOP") to the respective accounts of the named persons, ownership of which shares was fully vested in each such person as at April 30, 2007. ESOP shares are generally not distributable to the respective vested owners thereof until after their termination of employment with the Company. However, upon the attainment of age 55 and completion of 10 years of service with the Company, a participant may elect to transfer all or a portion of his vested shares, or the cash value thereof, to a Directed Investment Account. Upon the allocation of shares to an employee's ESOP account, such employee has the right to direct the ESOP trustees in the exercise of the voting rights of such shares.

(c)
Includes all shares allocated under the Company’s profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986. This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan. Under the provisions of the plan, the Company made discretionary matching contributions of the Company’s Common Stock. All participants in the plan become fully vested in the Company contribution after six years of employment. All of the officers named above are fully vested in the shares attributable to their accounts.

(d)
All amounts in this column represent the number of shares that may be obtained upon exercise of Incentive Stock Options (“ISO”), Non-qualified Stock Options (“NQSO”) or Stock Appreciation Rights (“SARS”) in which the officers are fully vested or may become vested within 60 days of August 24, 2007. Such grants have been made under the Company’s 1993 Nonstatutory Stock Option Plan, the 2001 Incentive Stock Option Plan and the 2005 Stock Award Plan. The individual grants, exercise prices and expiration dates for the Named Executive Officers are listed in the Outstanding Equity Awards at Fiscal Year-End Table on page 18 of this Proxy Statement.

(11)	Includes shares issuable on the exercise of options granted to the non-officer directors of the Company under the Independent Contractors Stock Option Plan.

Name	Exercisable Share	Grant Date	Exercise Price
Joel Girsky	30,000	June 29, 1998	$12.81
E. Donald Shapiro	30,000	June 29, 1998	$12.81
S. Robert Foley	30,000	March 12, 1999	$7.34
Richard Schwartz	20,000	December 10, 2004	$14.76

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, the Company believes that during the fiscal year ended April 30, 2007, the Company’s directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the following exceptions:

On November 26, 2006, Mr. Bloch gifted 100 shares of stock to an unrelated party. This gift was reported on April 20, 2007 when Mr. Bloch reported two other gifts of the Company’s Common Stock.

On August 14, 2006, Mr. Adrian Lalicata began his employment with the Company as its Vice President, RF & Microwave Systems. Per terms of his employment, Mr. Lalicata was granted Stock Appreciation Rights on 5,000 shares of the Company’s Common Stock at an exercise price of $11.18. Due to oversight, this grant was not reported until February 7, 2007.

CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the past fiscal year, four meetings of the Board were held. Each of the Company’s directors attended at least 75% of the meetings of the Board and of the meetings of committees of the Board of which such director was a member that were held during the past fiscal year.

In addition to attendance at Board meetings, the Board encourages, but does not require, all directors to attend annual meetings of the Company’s stockholders. All of the Company’s directors, other than Mr. Foley, attended the Company’s 2006 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee consists of the Company’s four independent directors, Messrs. Foley, Girsky, Shapiro and Schwartz. Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and as defined in Rule 4350(d)(2)(A) of the listing standards of The NASDAQ Stock Market, upon which the Company’s Common Stock is listed and trades. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. In addition, the Board has determined that both Mr. Shapiro, chairman of the Audit Committee, and Mr. Girsky satisfy the SEC’s criteria as “audit committee financial experts.”

The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors, (ii) review and pre-approval of all audit and non-audit services provided to the Company by the independent auditors, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Amended and Restated Charter of the Audit Committee, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Audit Committee held four meetings during the last fiscal year. The Audit Committee’s report appears on page 12 of this Proxy Statement.

Compensation Committee

The Compensation Committee consists of the four independent directors, Messrs. Foley, Girsky, Shapiro and Schwartz. The Compensation Committee determines cash remuneration arrangements for the highest paid executives and oversees the Company's stock option, bonus and other incentive compensation plans.

The Compensation Discussion and Analysis appears on pages 12 through 21 of this Proxy Statement. The Compensation Committee held four meetings during fiscal year 2007.

DIRECTOR NOMINATIONS AND CORPORATE GOVERNANCE MATTERS

Director Nominations

Due to the relatively small size of its Board, the Company does not have a formal nominating or corporate governance committee. New director nominations, which are infrequent, and compliance with corporate governance rules, are reviewed and approved by the independent directors. By Board resolution, the Company has determined that if a new director is to be nominated, the independent directors of the Company (currently Messrs. Foley, Girsky, Shapiro and Schwartz) will conduct interviews of qualified candidates and, as appropriate, will recommend selected individuals to the Board. The independent directors consider director candidates based on criteria approved by the Board, including such individuals’ backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board. The Company may retain a director search firm to assist it in identifying qualified director nominees.

Director Candidates Proposed by Stockholders

The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company. A stockholder recommending an individual for consideration by the Board (and the independent directors) must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

In order for a recommendation to be considered by the Company for the 2008 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the recommendation no later than 5:00 p.m., local time, on April 30, 2008. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company’s Corporate Secretary will send properly submitted stockholder recommendations to the independent directors for consideration at a future meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the independent directors.

Communications with Directors

Stockholders and other interested parties may communicate directly with any Director, including any non-management member of the Board, by writing to the attention of such individual at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary. The Company’s Secretary will distribute any stockholder communications received to the Director(s) to whom the letter is addressed or to all of the Directors if addressed to the entire Board.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chairman of the Audit Committee. The Chairman will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

The independent directors will regularly meet without any management directors or employees present. Such executive sessions will be held at least annually and as often as necessary to fulfill the independent directors’ responsibilities.

Code of Ethics

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at http://www.frequencyelectronics.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer. Annually, the Company’s Directors review the Code of Ethics and the report of the Company’s Ethics Committee.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board. The Audit Committee is comprised of four non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the independence requirements of the NASDAQ Stock Market. The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internals controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended April 30, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with the independent auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2007 for filing with the Securities and Exchange Commission.

E. Donald Shapiro, Chairman, Audit Committee
S. Robert Foley
Joel Girsky
Richard Schwartz
Members of the Audit Committee

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The general goals of the Compensation Committee are to: (i) attract, motivate, and retain effective and highly qualified executives; (ii) strengthen the common interests of management and stockholders through executive stock ownership; (iii) promote the Company's long- and short-term strategic goals and human resource strategies; (iv) recognize and award individual contributions to the Company's performance; and (v) reflect compensation practices of comparable companies.

Overview of Executive Compensation Components

To achieve the foregoing goals, the Company’s executive compensation program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the executive role relative to skills, experience and contributions to the Company	Provide fixed compensation based on competitive market practice

Other Compensation	Recognition of skills and contributions to the Company in the management role	Provides the Company with a competitive advantage for retaining management talent.

Short-term Incentives	Contributions toward the Company’s achievement of operating profit and other relevant performance criteria. In the case of the CEO, consolidated pre-tax profit is the measurement factor.	• Provides focus on meeting annual goals that lead to long-term success • Provides annual performance-based cash incentive compensation • Motivates achievement of critical annual performance metrics

Long-Term Incentives
Stock Appreciation Rights (SARs) and/or Incentive Stock Options (ISO):

• Sustained stock price appreciation,

• Focus on stock price performance

• Continued employment with the Company during a four year vesting period.

The use of SARs or ISOs provides a blended focus on

• Stock price performance, aligning executives’ interest with those of shareholders;
• Executive ownership of Company stock; and
• Retention in a challenging business environment and competitive labor market

Retirement Benefits	• Executive officers are eligible to participate in the Company’s 401(k) plan and ESOP, available to all eligible employees.	These benefits are part of the Company’s competitive total compensation program.

• The Deferred Compensation benefit is a nonqualified deferred compensation program under which the Company provides specified retirement payments to key employees, including executive officers or to their beneficiaries.
• Provides retirement benefits to executive officers and other key employees. • Retains experienced, key employees through retirement.

Welfare Benefits	• Executives participate in employee benefit plans generally available to all employees, including medical, health, life insurance and disability plans.	These benefits are part of the Company’s competitive total compensation program.

	• Continuation of welfare benefits may occur as part of severance upon certain terminations of employment.	This ensures retention of an officer currently and through any transition period.

Change in Control and Termination Benefits
The Company has change in control agreements with certain officers, including Named Executive Officers. The agreements provide severance benefits if an officer’s employment is terminated within two years after a change in control.

Change in control arrangements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control. The change in control agreements are described in more detail on page 20 of this proxy statement.

Base Salaries

The Compensation Committee annually reviews the base salaries of the CEO and all other executive officers of the Company. The Compensation Committee believes that the Company’s executive officers, including those shown in the 2007 Summary Compensation Table on page 16 (the "Named Executive Officers") have been largely responsible for the Company's past successes and for achieving the production and engineering improvements that have maintained the Company's position at the forefront of technical innovation. A base salary for each executive is determined on the basis of such factors as: levels of responsibility; experience and expertise; evaluations of individual performance; contributions to the overall performance of the Company; time and experience with the Company; internal compensation equity; and the external pay practices for comparable companies. In order to assess whether the compensation program that the Company provides to its executive officers is competitive, its human resources department annually participates in a survey of electronics companies in the New York Metropolitan area. This survey compares base salaries by job type as well as benefits offered by other companies in the electronics industry. The Company strives to provide salary and benefits which are in the mid-range of those companies which participate in this survey.

Other Compensation

Officers and certain key employees are provided with a leased automobile to use for both business and personal purposes. The operating costs of the vehicle are paid by the Company. The value of any personal use is included in the taxable income of each employee. Officers of the Company are also reimbursed for out-of-pocket medical expenses incurred by the officers and their families. Such reimbursement is also included in the officers’ taxable income.

Role of Chief Executive Officer in Determining Compensation

The Company’s President and Chief Executive Officer, Martin Bloch, recommends to the Committee base salary, bonus payouts from the short-term incentive pool (see below) and long-term incentive grants for the Company’s officers (other than himself) and other eligible employees. Mr. Bloch makes these recommendations to the Committee based on input from the Company’s Director of Human Resources using compensation data as described above, as well as qualitative judgments regarding individual performance. Mr. Bloch is not involved with any aspect of determining his own pay.

Short-Term Incentives

The Company maintains short-term incentive bonus programs for certain employees which are based on operating profits and certain other relevant criteria of the individual subsidiaries to which the employees are assigned. The Company’s employment agreement with its Chief Executive Officer includes a bonus formula based on consolidated pre-tax profits. These plans are designed to create incentives for superior performance and to allow the Company's executive officers to share in the success of the Company by rewarding the contributions of individual officers. Focused on short-term or annual business results, these plans enable the Company to award designated executives with annual cash bonuses based on their contributions to the profits of the Company.

Long-Term Incentives

As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its Common Stock under the Employee Stock Ownership Plan (“ESOP”) and through the grant of stock appreciation rights (“SARS”) or options to purchase common stock through various employee stock award plans. Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of the Company's Common Stock) and to continued employment with the Company. The number of shares granted to executive officers under the Company's ESOP is determined on a pro-rata basis. Grants of SARS, stock options and other equity awards are generally determined on an individual-by-individual basis. The factors considered are the individual's performance and potential for contributing to the Company’s future growth, the number of stock options and awards previously granted to the individual and the Company's financial and operational performance. A brief description of the stock plans is provided in the Equity Compensation Plan Information section beginning on page 19 of this Proxy Statement.

The Company does not maintain any compensation plans for its executive officers or directors or for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the ESOP and stock award plans discussed above. The fair values of awards under these plans are shown in the 2007 Summary Compensation Table and the 2007 Grants of Plan-Based Awards Table, below.

Nonqualified Deferred Compensation Agreements

The Company has no defined benefit or actuarial retirement plans in effect. It has entered into certain deferred compensation agreements with key employees (including most officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole or term life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant. The annual premiums paid during fiscal year 2007 were less than the increase in cash surrender value of the whole life insurance policies.

The deferred compensation for participants in the program is reviewed annually by the Compensation Committee. The annual benefit may be increased based upon recent performance, length of service, economic conditions and other factors. The annual benefit to be provided to each of the Named Executive Officers upon his retirement is as follows:

Martin Bloch, CEO	$170,000
Alan Miller, CFO	45,000
Markus Hechler, Exec VP	75,000
Oleandro Mancini, VP	50,000
Leonard Martire, VP	50,000

Such benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries. Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause. Benefits under each deferred compensation agreement upon termination, change of control, death or disability are listed in the Termination and Change in Control Provisions on page 20. The change in actuarial value in nonqualified deferred compensation benefits under the deferred compensation agreements for each of the Named Executive Officers are presented in the 2007 Summary Compensation Table.

Supplemental Separation Benefits

Included in the deferred compensation agreements of certain executive officers and certain key employees are provisions for supplemental separation benefits. Under the agreements, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee’s average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control. If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus. The amount of severance payments due to each of the Named Executive Officers is listed in the Termination and Change in Control Provisions on page 20.

Chief Executive Officer

Pursuant to his employment agreement, Mr. Bloch’s base annual salary is $400,000. Beginning in fiscal year 2006, Mr. Bloch received additional compensation of up to $52,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which are Mr. Bloch’s heirs. Mr. Bloch’s employment agreement provides a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years. (See the Termination and Change in Control Provisions on page 20) Mr. Bloch was awarded stock options to purchase an aggregate of 228,000 shares of the Company’s common stock at the market value of the Company’s stock on the date of grant. The options are exercisable for a period of ten (10) years from the date of grant. (See Outstanding Equity Awards at Fiscal Year-End Table on page 18 and notes (6) and (10) under Stock Ownership of Management and Certain Beneficial Owners, above.)

Review of Compensation Program

Consistent with the anticipation of future growth in revenues and profitability, the Compensation Committee is reviewing the current compensation program for the executive officers of the Company and its subsidiaries. The Committee anticipates engaging compensation consultants to review existing programs and make recommendations for enhancements or improvements, as appropriate. The Committee anticipates implementing any changes to compensation programs during fiscal year 2008.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued to the Company's Chief Executive Officer, Chief Financial Officer and each of the Company's three other most highly compensated executive officers (collectively, the "Named Executive Officers") based on salary and bonus earned during fiscal year 2007.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Martin B. Bloch	2007	$400,000	$0	$0	$202,972	$79,548	$682,520
President, CEO
Principal Executive Officer
Alan Miller, Treasurer & CFO	2007	127,919	-0-	24,366	53,280	22,209	227,775
Principal Financial Officer
Markus Hechler	2007	215,683	-0-	38,908	50,072	25,157	329,820
Executive Vice
President
Oleandro Mancini	2007	162,019	9,759	62,495	61,856	21,433	317,562
Vice President,
Business Development
Leonard Martire	2007	152,885	-0-	74,872	49,124	22,920	299,801
Vice President, Program Management

Notes:
(1)
The Company pays bonuses based on operating profits at each of its operating units or, in the case of Mr. Bloch, on consolidated pretax profits. In fiscal year 2007, no Named Executive Officer was awarded a bonus based on the losses recorded at the FEI-NY and FEI-Zyfer segments. Mr. Mancini was awarded a bonus based on the operating profits generated by the Gillam-FEI segment. The Company does not have a Non-equity Incentive Plan.

(2)
The amounts in this column do not represent actual cash payments to the Named Executive Officers. Each value represents the proportionate amount of the total fair value of stock option and stock appreciation rights recognized by the Company as an expense in fiscal year 2007 for financial accounting purposes. The fair value of these awards and the amounts expensed in fiscal year 2007 were determined in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the 2007 Grants of Plan-Based Awards Table on page 17 of this Proxy Statement, as well as awards granted in prior fiscal years for which the Company continued to recognize expense in fiscal year 2007. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the year ended April 30, 2007 as filed with the SEC.

(3)	The Company did not make any awards of stock to any employees during fiscal year 2007.
(4)
The amounts in this column do not represent actual cash payments to the Named Executive Officers. The Company has entered into certain deferred compensation agreements with key employees (including the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. (See Termination and Change in Control Provision on page 20.) The values in the table above reflect the change in the actuarially calculated deferred compensation liability for each of the Named Executive Officers for fiscal year 2007. These non-cash amounts are included in the Company’s general and administrative expenses for the fiscal year ended April 30, 2007.

(5)	The amounts shown in this column are composed of the following:

Name	Costs of Leased Automobile	Health, Life, Disability Insurance & Medical Reimbursement (a)	Additional Life Insurance Premiums (b)	Financial Planning Advice (b)	Total All Other Compensation
Martin Bloch	$15,312	$20,523	$24,063	$19,650	$79,548
Alan Miller	11,916	10,293	0	0	22,209
Markus Hechler	11,382	13,775	0	0	25,157
Oleandro Mancini	10,190	11,243	0	0	21,433
Leonard Martire	8,957	13,963	0	0	22,920

(a)
All employees of the Company are eligible for health, term life and disability insurance the premiums for which are partially paid by the Company. Reimbursement of medical costs is available only to officers.

(b)	Beginning in 2006, Mr. Bloch’s compensation includes financial planning advice and Company-paid premiums for additional whole life insurance policies, the beneficiaries of which are Mr. Bloch’s heirs.

Stock Options

2007 Grants of Plan-Based Awards Table

Name	Grant Date (2)	All Other Option Awards No. of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Martin B. Bloch	-	-0-	-	-
Alan Miller	7/31/06	5,000	$11.95	$6,131
Markus Hechler	7/31/06	10,000	$11.95	$12,263
Oleandro Mancini	7/31/06	15,000	$11.95	$18,394
Leonard Martire	7/31/06	10,000	$11.95	$12,263

1)	The Company does not have a Non-equity Incentive Plan and no awards were granted as an Equity Incentive under the 2005 Stock Award Plan during fiscal year 2007.
2)
During fiscal year 2007, the Company awarded Stock Appreciation Rights (SARS) to certain key employees, including the Named Executive Officers above under the 2005 Stock Award Plan. Upon vesting and the employees’ decision to exercise, the Company will settle such SARS with the number of shares of its common stock equal in value to the appreciated value of a single share of its common stock on the exercise date as compared to the exercise price indicated in the table above, multiplied by the number of shares underlying the SAR grant.

3)	The Grant Date Fair Value of the SARS has been computed in accordance with FAS 123R.

The following table includes certain information with respect to the value of all unexercised options or Stock Appreciation Rights previously awarded to the Named Executive Officers at the end of the fiscal year, April 30, 2007. The Company has not made any Stock Awards and does not have any Equity Incentive Plans.

Outstanding Equity Awards at Fiscal Year-End Table

Option Awards or Stock Appreciation Rights

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Martin B. Bloch	18,000	-0-	$7.125	8/30/08
	30,000	-0-	7.625	7/6/09
	180,000	-0-	13.49	2/28/11

Alan Miller	3,000	-0-	$10.167	7/24/07
	4,750	-0-	7.125	8/30/08
	5,000	-0-	7.625	7/6/09
	5,000	-0-	23.75	8/7/10
	5,000	-0-	11.10	10/29/11
	7,000	-0-	6.615	7/25/12
	5,250	1,750	9.575	7/31/13
	2,000	2,000	14.40	12/21/14
	-0-	5,000	11.95	7/30/16

Markus Hechler	7,500	-0-	$10.167	7/24/07
	10,000	-0-	7.125	8/30/08
	20,000	-0-	7.06	4/27/09
	10,000	-0-	23.75	8/7/10
	15,000	-0-	11.10	10/29/11
	8,000	-0-	6.615	7/25/12
	6,000	2,000	9.575	7/31/13
	3,750	3,750	14.40	12/21/14
	-0-	10,000	11.95	7/30/16

Oleandro Mancini	10,000	-0-	$23.75	8/7/10
	10,000	-0-	11.10	10/29/11
	7,000	-0-	6.615	7/25/12
	7,500	2,500	9.575	7/31/13
	3,750	3,750	14.40	12/21/14
	5,000	5,000	11.22	4/24/15
	-0-	15,000	11.95	7/30/16

Leonard Martire	4,500	-0-	$10.167	7/24/07
	10,000	-0-	7.125	8/30/08
	10,000	-0-	7.625	7/6/09
	5,000	-0-	23.75	8/7/10
	5,000	-0-	11.10	10/29/11
	5,000	-0-	6.615	7/25/12
	3,750	1,250	9.575	7/31/13
	-0-	10,000	11.95	7/30/16

Note: Stock options and SARS are exercisable cumulatively at 25% per year beginning one year after the date of grant. They expire ten years after the date of grant. Grants are made at the market value of the Company’s Common Stock on the date of grant.

Option Exercises and Stock Vested Table:

During fiscal year 2007 none of the Named Executive Officers exercised previously awarded stock options.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans:

The following table sets forth as of April 30, 2007, the number of shares of Company Common Stock to be issued upon exercise of outstanding stock option grants and the number of shares available for future issuance under such plans:

Plan Category (see Notes below)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	631,900	$10.33	226,500
Equity compensation plans not approved by security holders	797,237	$12.94	-
Total	1,429,137	$11.79	226,500

Notes:
Equity compensation plans approved by security holders consist of:
1.
2005 Stock Award Plan- Under the terms of this plan, adopted in fiscal year 2006 and approved by shareholders on September 29, 2005, stock options, stock appreciation rights, restricted stock and other equity interests may be granted to employees, officers and directors of the Company as well as consultants and independent contractors. The exercise price is generally at least equal to the fair market value of the Company’s Common Stock on the date of grant. Equity awards generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date. After fiscal year 2015, no additional shares may be issued from this plan.

2.
2001 Incentive Stock Option Plan- Under the terms of this plan, adopted in fiscal year 2002 and approved by shareholders on October 3, 2001, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company’s Common Stock on the date of grant. Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date. With the adoption of the 2005 Stock Award Plan, no additional shares may be issued from this plan.

3.
Senior Executive Stock Option Plan (Senior ESOP)- Under the terms of this plan, adopted in fiscal year 1989 and approved by shareholders on October 13, 1988, stock options may be granted to the Company’s President, Chairman of the Board and the president of any subsidiary with gross sales in excess of $30 million. Stock options may be granted at a price at least equal to the fair market value of the Company’s Common Stock on the date of grant. Vesting and the terms of exercise of the stock options are at the discretion of the Company’s Board of Directors. No additional options were granted under the plan after December 14, 1997 and no option awards may be exercised after August 2008.

4.
Restricted Stock Plan- Under the terms of this plan, adopted in fiscal year 1990 and approved by shareholders on October 12, 1989, the Company may sell its Common Stock to certain key management employees, including officers and directors, at a purchase price as determined by the Board of Directors but not less than the par value of the Common Stock. Any shares acquired under the plan may not be sold or transferred, except in the event of a change in control as defined. No additional restricted stock may be sold under the plan after December 31, 1998.

Equity compensation plans not approved by security holders consist of:
i-
Independent Contractor Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1998, options to acquire shares of the Company’s Common Stock may be granted to individuals who provide services to the Company but who are not employees. The option price, number of shares, timing and duration of option grants is at the discretion of the Independent Contractor Stock Option Committee. In recent grants, the option price was equal to the then fair market value of the Company’s Common Stock, a portion of each grant was immediately exercisable and the options expire in ten years from date of grant. With the adoption of the 2005 Stock Award Plan, no additional shares may be issued from this plan.

ii-
1993 Non-Statutory Stock Option Plan- Under the terms of this plan, adopted in fiscal year 1993, stock options may be granted to employees, officers and directors of the Company at a price at least equal to the fair market of the Company’s Common Stock on the date of grant. Options generally are exercisable over a four-year period beginning one year after date of grant and expire ten years after the grant date. After fiscal year 2003, no additional shares were issuable from this plan.

iii-
President’s Employment Contract- Under the terms of an employment contract, entered into in fiscal year 2001, Mr. Bloch, the Company’s President, CEO and Chief Scientist, was granted an option to acquire 180,000 shares of the Company’s Common Stock at the then fair market value of $13.49. The option became exercisable 25% per year in each of the four years after the date of grant and expires in ten years from date of grant.

Nonqualified Deferred Compensation Agreements

The Company has no defined benefit or actuarial retirement plans in effect. It has entered into certain deferred compensation agreements with key employees (including each of the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause. The Company pays compensation benefits out of its working capital but has also purchased whole or term life insurance (of which it is the sole beneficiary) on the lives of certain of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant. Benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries. Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause.

Termination and Change in Control Provisions

The table below illustrates the Company’s obligations upon the termination of each of the Named Executive Officers under the terms of their deferred compensation agreements and, in the case of Mr. Bloch, of his employment agreement.

Name	Voluntary Termination (1)	Involuntary Termination (1)	Severance (2)	Accelerated Vesting (3)	Death (4)	Disability (5)	Insurance (6)
Martin Bloch	$1,700,000	$2,740,000	$791,234	-	$1,700,000	$1,700,000	$23,737
Alan Miller	$59,400	$111,375	$183,554	$2,196	$450,000	$59,400	-
Markus Hechler	$750,000	$750,000	$299,000	$2,510	$750,000	$750,000	-
Oleandro Mancini	$43,500	$91,000	$240,681	$3,138	$500,000	$43,500	-
Leonard Martire	$500,000	$500,000	-	$1,569	$500,000	$500,000	-

(1)
Termination payments are as specified in the deferred compensation agreements for each Named Officer. For those officers fully vested in their deferred compensation benefit, the termination benefit is equal to ten times their annual retirement benefit, with the exception of Martin Bloch whose involuntary termination benefit is equal to the actuarially determined value of the Company’s accrued liability for his deferred compensation.

(2)
Severance is paid to the Named Executive Officers only under a Change in Control situation. Except for Mr. Bloch’s severance, the amounts indicated for the other officers is payable only if they are terminated within the first year of a change in control. Should termination occur in the second year after a change of control, the amounts are reduced to two-thirds (2/3) of the amounts indicated above.

(3)
Accelerated Vesting- Upon a Change in Control, unvested stock options under the 1993 and 2001 stock option plans become immediately vested and exercisable. Unexercised, vested options will be “cashed out” at the Change in Control price. For purposes of this disclosure, the closing price of the Company’s stock at April 30, 2007, is used as the measurement price. The values in this column are computed by subtracting the exercise price of unvested options from $10.83 (the year end closing price) and multiplying the result by the number of unvested option shares.

(4)	Death- The Named Executive Officers’ designated beneficiary or estate will receive the indicated amount over a 10-year period.
(5)
Disability- If a Named Executive Officer becomes disabled after the age of 65 and is still employed by the Company, payments under the deferred compensation agreement will commence as if the officer retired on the date he became disabled. If a Named Executive Officer becomes disabled before attaining the age of 65, the officer may begin receiving deferred compensation payments at age 65 as if he had been actively employed by the Company through his retirement age. Alternatively, a disabled officer under age 65 may voluntarily terminate his employment and receive the amount indicated under the Voluntary Termination heading above.

(6)
Insurance- Represents the current annual cost to the Company to continue to pay the premiums of Mr. Bloch’s health, dental and life insurance. Such insurance premiums are payable for the remainder of Mr. Bloch’s life and that of his wife.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Frequency Electronics, Inc. oversees the compensation programs of the Company on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2007 and in this proxy statement, each of which has been filed with the SEC.

Joel Girsky, Chairman, Compensation Committee
S. Robert Foley
E. Donald Shapiro
Richard Schwartz
Members of the Compensation Committee

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described above, members of the Compensation Committee are Joel Girsky, Chairman, S. Robert Foley, E. Donald Shapiro and Richard Schwartz. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedule thereto, for the fiscal year ended April 30, 2007, is being mailed to stockholders concurrently with the mailing of this Proxy Statement. For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-K to any stockholders who request such a copy.

By Order of the Board of Directors,

/s/ HARRY NEWMAN
HARRY NEWMAN
Secretary

Dated: August 24, 2007